EXHIBIT 10.03

ALLONGE TO PROMISSORY NOTE

Aspen, Colorado	December 15, 2005

PURSUANT TO a loan agreement dated August 1, 2003 (the "Loan Agreement"), Calais Resources, Inc., a British Columbia corporation ("Calais BC"), Calais Resources Colorado, Inc., a Nevada corporation ("Calais Colorado"), and Aardvark Agencies, Inc., a Washington corporation ("Aardvark" and, collectively with Calais BC and Calais Colorado, the "Borrowers") executed and delivered the promissory note of the same date in the original principal amount of US $4,500,000 to which this Allonge is attached (the "Note"), payable to the parties described therein as the "Note Holder." On the date of this Allonge, MFPI Partners, LLC, a Delaware limited liability company (the "Purchaser"), has purchased the Note from the Note Holder, and taken an assignment of its interests in the Note, the Loan Agreement and certain collateral documentation relating thereto. Pursuant to a letter agreement dated the date hereof among the Borrowers and the Purchaser (the "Letter Agreement"), the Borrowers have adopted this Allonge to reflect the increase in the principal amount borrowed or to be borrowed by the Borrowers under, as well as the name of the holder of, the Note. This Allonge and the attached Note constitute collectively one and a singular instrument, and one shall not be negotiated, transferred or conveyed without the other, and the "Lender," within the meaning of the Loan Agreement, shall not effect any transfer or replacement of the Note without attachment of this Allonge. Unless otherwise defined or the context otherwise requires, capitalized terms used in this Allonge shall have the meanings assigned them in the Loan Agreement and the Letter Agreement.

1.  Definition of Note Holder. The Note Holder, as defined in the Note, is by assignment the Purchaser, and full right, title and interest of the Note Holder and the Lender under the Loan Agreement, the Note, the First Deeds of Trust, the UCC-1 Documents and the Guaranty of Aardvark, and all other documents incident or related thereto, have passed indefeasibly to the Purchaser; provided that the Purchaser has no rights under Section 2 of the Loan Agreement.

2.  Aggregate Principal Amount. The aggregate principal amount of the Note is hereby increased from $4,500,000 to $5,222,095.88; and each place in the Note where the figure $4,500,000 appears, such shall hereafter be $5,222,095.88.

IN WITNESS OF THE ABOVE, the Borrowers have caused this Allonge to be executed as of the date shown above.

CALAIS RESOURCES, INC.

By:	/s/ David K. Young
Authorized Officer

CALAIS RESOURCES COLORADO, INC.

By:	/s/ David K. Young
Authorized Officer

AARDVARK AGENCIES, INC.

By:	/s/
Authorized Officer

2